UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2018

Shutterfly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33031	94-3330068
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐.

Explanatory Note

On April 2, 2018, Shutterfly, Inc. (the “Company”), completed its previously announced acquisition of Lifetouch Inc. (“Lifetouch”), pursuant to the terms of a Stock Purchase Agreement dated as of January 30, 2018 by and among the Company, Lifetouch and Lifetouch Inc. Employee Stock Ownership Trust. The Company filed a Current Report on Form 8-K with the Securities and Exchange Commission on April 2, 2018 announcing the closing of the acquisition of Lifetouch (the “Original Form 8-K”).

This Amendment to the Original Form 8-K (“Amendment No. 1”) is being filed solely to amend and supplement the Original Form 8-K to include the unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2017, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017 and the notes related thereto. This Amendment No. 1 effects no other changes to the Original Form 8-K. The unaudited pro forma condensed combined consolidated balance sheet and unaudited pro forma condensed combined statement of operations described in Item 9.01(b) below should be read in conjunction with the Original Form 8-K and this Amendment No. 1.

Item 9.01. Financial Statements and Exhibits

(b)	Pro forma financial information.

The Company’s unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2017, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, and related notes thereto, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d)	Exhibits.

Exhibit Number	Description

23.1	Consent of Boulay PLLP.

99.1	Unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2017 and unaudited pro forma condensed combined statement of operations for the year ended December 31, 2017, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERFLY, INC.
By:	/s/ Jason Sebring
Jason Sebring Vice President and General Counsel

Date: June 8, 2018